UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ACTIVESHARES ETF TRUST

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	See Below (I.R.S. Employer Identification No.)

620 Eighth Avenue

New York, New York 10018

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be so registered	I.R.S. Employer Identification Number
ClearBridge Focus Value ETF	Cboe BZX Exchange, Inc.	84-3620456

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.  ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box.  ☐:

Securities Act registration statement file number to which this form relates: 333-234497

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares is set forth in Pre-Effective Amendment No. 2 to ActiveShares ETF Trust’s (the “Registrant”) Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-234497; 811-23487), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001193125-20-015437 on January 27, 2020. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is hereby also incorporated herein by reference.

Item 2.	Exhibits.

A.

Registrant’s Declaration of Trust dated October 22, 2019 is incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-234497; 811-23487), as filed with the SEC via EDGAR Accession No. 0001193125-19-283456 on November 4, 2019.

B.

Registrant’s Bylaws are incorporated herein by reference to Exhibit (b) to the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-234497; 811-23487), as filed with the SEC via EDGAR Accession No. 0001193125-19-283456 on November 4, 2019.

C.

Form of Authorized Participant Agreement is incorporated herein by reference to Exhibit (e)(2) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-234497; 811-23487), as filed with the SEC via EDGAR Accession No. 0001193125-20-015437 on January 27, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ACTIVESHARES ETF TRUST

Date: February 24, 2020

	By:	/s/ Jane Trust
Jane Trust President